INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-05857 of Telco Communications Group, Inc. and Subsidiaries on Form S-8 of our report dated February 7, 1997, incorporated by reference in the Annual Report on Form 10-K/A of Telco Communications Group, Inc. and Subsidiaries for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

Richmond, Virginia
September 11, 1997